Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fortrea Holdings Inc. of our report dated May 15, 2023, relating to the combined financial statements of Clinical Development and Commercialization Business as of and for the years ended December 31, 2022, and 2021, appearing in Amendment No. 2 to the Registration Statement on Form 10 of Fortrea Holdings Inc. filed on June 8, 2023.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
June 29, 2023